Lucky Strike Entertainment Reports Second Quarter Results for Fiscal Year 2025

RICHMOND, VA. February 5, 2025 – Lucky Strike Entertainment (NYSE: LUCK), one of the world’s premier operators of location-based entertainment, today provided financial results for the second quarter of the 2025 Fiscal Year, which ended on December 29, 2024.

Quarter Highlights:

•Revenue decreased 1.8% to $300.1 million from $305.7 million in the previous year
•Same Store Revenue decreased 6.2% versus the prior year
•Net income of $28.3 million versus prior year loss of $63.5 million
•Adjusted EBITDA of $98.8 million versus $103.1 million in the prior year
•From September 30, 2024 through February 5, 2025, opened four new builds and acquired one bowling location, six family entertainment centers and one water park. Total locations in operation as of February 5, 2025 is 364

“This most recent quarter came with heightened macroeconomic uncertainty. We began the quarter with the corporate events business on hold due to concerns over the election outcome. Compounding this was Thanksgiving falling later in the year, shortening the corporate holiday events window by about a third. And finally, New Year's Eve fell into our next quarter vs being in the second quarter last year. Our sticky leagues business continued to grow, and retail walk-in customer traffic has been steady despite headlines of the weak consumer,” said Founder, Chairman, and CEO Thomas Shannon. “During this quarter, we opened four new Lucky Strike centers—two in Denver, one in the heart of Beverly Hills, and one in Ladera Ranch, California. Lucky Strike Beverly Hills and Lucky Strike Ladera Ranch each generated over $1 million in revenue within their first 30 days of operation. They represent an evolution of our best-in-class product that underscores our position as leaders in consumer entertainment. We also began the rebranding of centers to Lucky Strike, with four centers converted to date and the rollout ramping up.”

“In the quarter, we acquired Boomer’s which added six family entertainment centers and one stunning water park to our portfolio. Those assets operate at losses during the winter periods and generate significant cash flow during the summer months. We look forward to incremental earnings during our seasonally slow Fourth and First quarters,” said Bobby Lavan, Chief Financial Officer.

Share Repurchase and Capital Return Program Update
From September 30, 2024 through January 31, 2025, the Company repurchased 5.1 million shares of Class A common stock for approximately $56 million. The company has $101 million currently remaining under the share repurchase program.

The Board of Directors declared a quarterly cash dividend of $0.055 per share of common stock for the second quarter of fiscal year 2025. The dividend will be payable on March 7, 2025, to stockholders of record on February 21, 2025.

Fiscal Year 2025 Guidance
The Company reiterated financial guidance for fiscal year 2025. We expect total Revenue to be up mid-single digits to 10%+ year-over-year, which equates to $1.23 billion to $1.28 billion of total Revenue. Adjusted EBITDA margin is expected to be 32% to 34%, which equates to Adjusted EBITDA of $390 million to $430 million.

Investor Webcast Information
Listeners may access an investor webcast hosted by Lucky Strike Entertainment. The webcast and results presentation will be accessible at 10:00 AM ET on February 5, 2025 in the Events & Presentations section of the Lucky Strike Entertainment Investor Relations website at https://ir.luckystrikeent.com/overview/default.aspx

About Lucky Strike Entertainment
Lucky Strike Entertainment is one of the world’s premier location-based entertainment platforms. With over 360 locations across North America, Lucky Strike Entertainment provides experiential offerings in bowling, amusements, water parks, and family entertainment centers. The company also owns the Professional Bowlers Association, the major league of bowling and a growing media property that boasts millions of fans around the globe. For more information on Lucky Strike Entertainment, please visit IR.LuckyStrikeEnt.com.

Forward Looking Statements
Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk, assumptions and uncertainties, such as statements of our plans, objectives, expectations, intentions and forecasts. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," "believe," “confident,” “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "plan," “possible,” "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: our ability to design and execute our business strategy; changes in consumer preferences and buying patterns; our ability to compete in our markets; the occurrence of unfavorable publicity; risks associated with long-term non-cancellable leases for our locations; our ability to retain key managers; risks associated with our substantial indebtedness and limitations on future sources of liquidity; our ability to carry out our expansion plans; our ability to successfully defend litigation brought against us; our ability to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights and claims of intellectual property and proprietary right infringement, misappropriation or other violation by competitors and third parties; failure to hire and retain qualified employees and personnel; the cost and availability of commodities and other products we need to operate our business; cybersecurity breaches, cyber-attacks and other interruptions to our and our third-party service providers’ technological and physical infrastructures; catastrophic events, including war, terrorism and other conflicts; public health emergencies and pandemics, such as the COVID-19 pandemic, or natural catastrophes and accidents; changes in the regulatory atmosphere and related private sector initiatives; fluctuations in our operating results; economic conditions, including the impact of increasing interest rates, inflation and recession; and other factors described under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on September 5, 2024, as well as other filings that the Company will make, or has made, with the SEC, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Non-GAAP Financial Measures
To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Revenue Excluding Service Fee Revenue, Total Location Revenue, Same Store Revenue and Adjusted EBITDA as “non-GAAP measures”, which management believes provide useful information to investors because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, or any other operating performance or liquidity measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Our fiscal year 2025 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Such items include, but are not limited to, acquisition related expenses, share-based compensation and other items not reflective of the company's ongoing operations.

Revenue Excluding Service Fee Revenue represents total Revenue less Service Fee Revenue. Total Location Revenue represents total Revenue less Non-Location Related Revenue, Revenue from Closed Locations, and Service Fee Revenue, if applicable. Same Store Revenue represents total Revenue less Non-Location Related Revenue, Revenue from Closed Locations, Service Fee Revenue, if applicable, and Acquired Revenue. Adjusted EBITDA represents Net Income (Loss) before Interest Expense, Income Taxes, Depreciation and Amortization, Impairment and Other Charges, Share-based Compensation, EBITDA from Closed Locations, Foreign Currency Exchange Loss (Gain), Asset Disposition Loss (Gain), Transactional and other advisory costs, changes in the value of earnouts, and other.

The Company considers Revenue Excluding Service Fee Revenue as an important financial measure because it provides a financial measure of revenue directly associated with consumer discretionary spending and Total Location Revenue as an important financial measure because it provides a financial measure of revenue directly associated with location operations. The Company also considers Same Store Revenue as an important financial measure because it provides comparable revenue for locations open for the entire duration of both the current and comparable measurement periods.

The Company considers Adjusted EBITDA as an important financial measure because it provides a financial measure of the quality of the Company’s earnings. Other companies may calculate Adjusted EBITDA differently than we do, which might limit its usefulness as a comparative measure. Adjusted EBITDA is used by management in addition to and in conjunction with the results presented in accordance with GAAP. We have presented Adjusted EBITDA solely as a supplemental disclosure because we believe it allows for a more complete analysis of results of operations and assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA:

•do not reflect every expenditure, future requirements for capital expenditures or contractual commitments;
•do not reflect changes in our working capital needs;
•do not reflect the interest expense, or the amounts necessary to service interest or principal payments, on our outstanding debt;
•do not reflect income tax (benefit) expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate;
•do not reflect non-cash equity compensation, which will remain a key element of our overall equity based compensation package; and
•do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

GAAP Financial Information

Lucky Strike Entertainment Corporation
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	December 29, 2024	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$80,755	$66,972
Accounts and notes receivable, net	6,102	6,757
Inventories, net	15,927	13,171
Prepaid expenses and other current assets	35,220	25,316
Assets held-for-sale	20	1,746
Total current assets	138,024	113,962

Property and equipment, net	935,854	887,738
Operating lease right of use assets	591,264	559,168
Finance lease right of use assets, net	516,144	524,392
Intangible assets, net	46,331	47,051
Goodwill	841,269	833,888
Deferred income tax asset	135,718	112,106
Other assets	35,381	35,730
Total assets	$3,239,985	$3,114,035

Liabilities, Temporary Equity and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$141,363	$135,784
Current maturities of long-term debt	10,278	9,163
Current obligations of operating lease liabilities	31,637	28,460
Other current liabilities	7,680	9,399
Total current liabilities	190,958	182,806

Long-term debt, net	1,275,757	1,129,523
Long-term obligations of operating lease liabilities	603,986	561,916
Long-term obligations of finance lease liabilities	680,622	680,213
Long-term financing obligations	445,027	440,875
Earnout liability	69,058	137,636
Other long-term liabilities	26,310	26,471
Deferred income tax liabilities	4,007	4,447
Total liabilities	3,295,725	3,163,887

Commitments and Contingencies

	December 29, 2024	June 30, 2024
Temporary Equity
Series A preferred stock	$123,918	$127,410

Stockholders’ Deficit
Class A common stock	11	11
Class B common stock	6	6
Additional paid-in capital	504,830	510,675
Treasury stock, at cost	(430,851)	(385,015)
Accumulated deficit	(251,757)	(303,159)
Accumulated other comprehensive (loss) income	(1,897)	220
Total stockholders’ deficit	(179,658)	(177,262)
Total liabilities, temporary equity and stockholders’ deficit	$3,239,985	$3,114,035

Lucky Strike Entertainment Corporation
Condensed Consolidated Statements of Operations
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Revenues
Bowling	$138,967	$145,295	$261,170	$261,725
Food & beverage	110,902	111,192	198,941	186,105
Amusement & other	50,205	49,184	100,158	85,246
Total revenues	300,074	305,671	560,269	533,076

Costs and expenses
Location operating costs, excluding depreciation and amortization	82,694	78,837	168,922	152,210
Location payroll and benefit costs	70,876	77,742	138,312	140,796
Location food and beverage costs	23,225	23,920	43,755	40,605
Selling, general and administrative expenses, excluding depreciation and amortization	34,384	35,835	69,195	73,959
Depreciation and amortization	39,118	37,071	76,101	68,423
Loss on impairment and disposal of fixed assets, net	2,575	50	4,047	49
Other operating expense, net	329	2,739	118	2,201
Total costs and expenses	253,201	256,194	500,450	478,243

Operating income	46,873	49,477	59,819	54,833

Other (income) expenses
Interest expense, net	48,795	46,236	97,465	83,685
Change in fair value of earnout liability	(19,682)	64,091	(68,603)	23,409
Other expense	800	10	800	63
Total other expense	29,913	110,337	29,662	107,157

Income (loss) before income tax (benefit) expense	16,960	(60,860)	30,157	(52,324)

Income tax (benefit) expense	(11,347)	2,609	(21,245)	(7,074)
Net income (loss)	$28,307	$(63,469)	$51,402	$(45,250)

Lucky Strike Entertainment Corporation
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Net cash provided by operating activities	$38,734	$55,116	$68,147	$71,199
Net cash used in investing activities	(93,290)	(70,090)	(133,214)	(246,666)
Net cash provided by financing activities	96,905	164,647	79,099	169,738
Effect of exchange rate changes on cash	(42)	194	(249)	51
Net increase (decrease) in cash and cash equivalents	42,307	149,867	13,783	(5,678)

Cash and cash equivalents at beginning of period	38,448	40,088	66,972	195,633

Cash and cash equivalents at end of period	$80,755	$189,955	$80,755	$189,955

Balance Sheet and Liquidity
As of December 29, 2024 and June 30, 2024, our calculation of net debt was as follows:

(in thousands)	December 29, 2024	June 30, 2024
Cash and cash equivalents	$80,755	$66,972
Bank debt and loans	1,298,820	1,152,200
Net debt	$1,218,065	$1,085,228

As of December 29, 2024 and June 30, 2024, our cash on hand and revolving borrowing capacity was as follows:

(in thousands)	December 29, 2024	June 30, 2024
Cash and cash equivalents	$80,755	$66,972
Revolver Capacity	335,000	285,000
Revolver capacity committed to letters of credit	(18,584)	(15,834)
Total cash on hand and revolving borrowing capacity	$397,171	$336,138

GAAP to non-GAAP Reconciliations

	Same Store Revenue
	Three Months Ended
(in thousands)	December 31, 2023	December 29, 2024
Total Revenue - Reported	$305,671	$300,074

less: Service Fee Revenue	(1,633)	(544)

Revenue Excluding Service Fee Revenue	$304,038	$299,530

less: Non-Location Related (including Closed Centers)	(3,644)	(3,792)

Total Location Revenue	$300,394	$295,738

less: Acquired Revenue	(1,329)	(15,208)

Same Store Revenue	$299,065	$280,530

% Year-over-Year Change
Total Revenue – Reported		(1.8)%
Total Revenue excluding Service Fee Revenue		(1.5)%
Total Location Revenue		(1.5)%
Same Store Revenue		(6.2)%

	Adjusted EBITDA Reconciliation
	Three Months Ended
(in thousands)	December 29, 2024	December 31, 2023
Consolidated
Revenue	$300,074	$305,671
Net income (loss) - GAAP	28,307	(63,469)
Net income (loss) margin	9.4%	(20.8)%
Adjustments:
Interest expense	48,795	48,112
Income tax (benefit) expense	(11,347)	2,609
Depreciation and amortization	39,573	37,533
Loss on impairment, disposals, and other charges, net	2,575	50
Share-based compensation	4,664	3,689
Closed location EBITDA (1)	1,189	2,157
Transactional and other advisory costs (2)	4,020	4,935
Changes in the value of earnouts (3)	(19,682)	64,091
Other, net (4)	663	3,419
Adjusted EBITDA	$98,757	$103,126
Adjusted EBITDA Margin	32.9%	33.7%
(1)The closed location adjustment is to remove EBITDA for closed locations. Closed locations are those locations that are closed for a variety of reasons, including permanent closure, newly acquired or built locations prior to opening, locations closed for renovation or rebranding and conversion. If a location is not open on the last day of the reporting period, it will be considered closed for that reporting period. If the location is closed on the first day of the reporting period for permanent closure, the location will be considered closed for that reporting period.
(2)The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, dispositions and costs in connection with an initial public offering, in each case, regardless of whether consummated.
(3)The adjustment for changes in the value of earnouts is to remove of the impact of the revaluation of the earnouts. Changes in the fair value of the earnout liability is recognized in the statement of operations. Decreases in the liability will have a favorable impact on the statement of operations and increases in the liability will have an unfavorable impact.
(4)Other includes the following related to transactions that do not represent ongoing or frequently recurring activities as part of the Company’s operations: (i) non-routine expenses, net of recoveries for matters outside the normal course of business, (ii) costs incurred that have been expensed associated with obtaining an equity method investment in a subsidiary of VICI, (iii) severance expense, and (iv) other individually de minimis expenses. Certain prior year amounts have been reclassified to conform to current year presentation.

Contacts:
Lucky Strike Entertainment Corporation Investor Relations
IR@LSEnt.com